UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On January 10, 2022, Passage Bio, Inc. (the “Company”) will present a corporate presentation (the “JPM Presentation”) at the J.P. Morgan 40th Annual Healthcare Conference (“JPM”), which reports the preliminary, unaudited amount of the Company’s cash, cash equivalents and marketable securities position as of December 31, 2021, as approximately $316 million, which the Company expects will enable it to fund its operating expenses and capital expenditure requirements to year-end 2023. This amount is preliminary, unaudited and may change, were prepared by management and are based on the most current information available to management, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2021, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements.

Item 7.01 Regulation FD Disclosure.

In addition to the Company’s presentation of the JPM Presentation, the Company also issued a press release regarding updates to the Company’s clinical programs, research-stage pipeline programs, and manufacturing plans on January 10, 2022.

A copy of the press release and JPM Presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The information set forth in Item 2.02 above is incorporated by reference into this Item 8.01.

Clinical and Research-Stage Pipeline Programs

The Company announced the following updates with respect to its clinical and research-stage pipeline programs:

●	In its Imagine-1 clinical trial, it expects to dose the first patients in cohorts 2 and 3 in early 2022.

●	The target of its previously undisclosed program in adult central nervous system disorders is PRKN for Parkinson’s disease.

●	For its metachromatic leukodystrophy (“MLD”) program (PBML04), the Company’s current approach is to use intra cisterna magna (“ICM”) route of administration and an AAVhu68 capsid to deliver a functional ARSA gene. Preclinical data showed that PBML04 delivered by intracerebroventricular (“ICV”) administration dose-dependently reduced functional decline and increased survival in a novel MLD mouse model. The company plans to submit an Investigational New Drug application for the Phase 1/2 clinical program for MLD in mid-year 2022.

●	For its Charcot-Marie-Tooth Type 2A (“CMT2A”) program (PBCM06), the Company’s current approach is to use ICM route of administration and AAV delivery of a miRNA and gene combination to knockdown mutant and replace with functional MFN2. Preclinical pilot data identified lead construct that ameliorates distal limb weakness (grip strength) after ICV delivery in mice with a mutation in the MFN2 gene.

●	For its amyotrophic lateral sclerosis (“ALS”) program (PBAL05), the Company’s current approach is to use ICM route of administration and AAV delivery of a miRNA and gene combination to knockdown mutant and replace with functional C9orf72. Preclinical pilot data showed that AAV-C9miRNA normalized elevated toxic poly(GP) dipeptide repeat protein levels in mouse brains with a mutation in the C9-ALS gene.

Manufacturing

The Company expects to operationalize a new pilot manufacturing suite by year-end 2022 at the Princeton West Innovation Campus in Hopewell, N.J., for scale-up capability to support its research and development pipeline as well as future development plans.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Passage Bio, Inc. press release dated January 10, 2022.
99.2	Corporate Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: January 10, 2022	By:	/s/ Simona King
Simona King
Chief Financial Officer

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